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                                                               EXHIBIT 99(d)(12)


                                     FORM OF
                        INVESTMENT SUB-ADVISORY AGREEMENT


         THIS INVESTMENT SUB-ADVISORY AGREEMENT ("Agreement"), made this 28th day of March, 2000 by and between PROVIDENTMUTUAL INVESTMENT MANAGEMENT COMPANY, a Pennsylvania corporation (the "Adviser"), and SANFORD C. BERNSTEIN & COMPANY., INC., a New York corporation (the "Sub-Adviser").

         Adviser and Sub-Adviser agree as follows:

1. Adviser hereby engages the services of Sub-Adviser in connection with Adviser's management of the All Pro Large Cap Value Portfolio (the "Portfolio") of Market Street Fund, Inc. (the "Fund"). Pursuant to this Agreement and subject to the oversight and supervision by Adviser and the officers and the board of directors of the Fund, Sub-Adviser shall manage the investment and reinvestment of that portion of the assets of the Portfolio (hereinafter, the "Portfolio Segment") that the Adviser shall, from time to time, direct and which shall be acceptable to Sub-Adviser.

2. Sub-Adviser hereby accepts appointment by Adviser in the foregoing capacity and agrees, at its own expense, to render the services set forth herein and to provide the office space, furnishings, equipment and personnel required by it to perform such services on the terms and for the compensation provided in this Agreement.

3. In particular, Sub-Adviser shall furnish continuously an investment program for the Portfolio Segment and shall determine from time to time in its discretion the securities and other investments to be purchased or sold or exchanged and what portions of the Portfolio Segment shall be held in various securities, cash or other investments. In this connection, Sub-Adviser shall provide Adviser and the officers and directors of the Fund with such reports and documentation as the latter shall reasonably request regarding Sub-Adviser's management of the Portfolio Segment assets.

4. Sub-Adviser shall carry out its responsibilities under this Agreement in compliance with: (a) the Portfolio's investment objective, policies and restrictions as set forth in the Fund's current registration statement, (b) such policies or directives as the Fund's directors may from time to time establish or issue and communicate to the Sub-Adviser in writing, and (c) applicable law and related regulations. Adviser shall promptly notify Sub-Adviser in writing of changes to (a) or (b) above and shall notify Sub-Adviser in writing of changes to (c) above promptly after it becomes aware of such changes.

5. Sub-Adviser shall take all actions which it considers necessary to implement the investment policies of the Portfolio as these relate to the Portfolio Segment, and in particular, to place all orders for the purchase or sale of securities or other investments for the Portfolio
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Segment with brokers or dealers selected by it, and to that end, Sub-Adviser is authorized as the agent of the Fund to give instructions to the Fund's custodian as to deliveries of securities or other investments and payments of cash for the account of the Portfolio. In connection with the selection of brokers or dealers and the placing of purchase and sale orders with respect to investments of the Portfolio, Sub-Adviser is directed at all times to seek to obtain best execution and price within the policy guidelines determined by the Fund's board of directors and set forth in the Fund's current registration statement.

         To the extent permitted by the policy guidelines set forth in the Fund's current registration statement, Sub-Adviser is authorized to consider, in the selection of brokers and dealers to execute portfolio transactions, not only the available prices and rates of brokerage commissions but also other relevant factors which may include, without limitation, the execution capabilities of such brokers and dealers, research, custody and other services provided by such brokers and dealers which the Sub-Adviser believes will enhance its general portfolio management capabilities, the size of the transaction, the difficulty of execution, the operational facilities of such brokers and dealers, the risk to such a broker or dealer of positioning a block of securities, and the overall quality of brokerage and research services provided by such brokers and dealers. In connection with the foregoing, Sub-Adviser is specifically authorized to pay those brokers and dealers who provide brokerage and research services to it, a higher commission than that charged by other brokers and dealers if the Sub-Adviser determines in good faith that the amount of such commission is reasonable in relation to the value of such services in terms of either the particular transaction or in terms of Sub-Adviser's overall responsibilities with respect to the Portfolio Segment and to any other client accounts or portfolios which Sub-Adviser advises. The execution of such transactions shall not be considered to represent an unlawful breach of any duty created by this Agreement or otherwise.

         On an ongoing basis, but not less often than annually, the Sub-Adviser shall identify and provide a written description to the Adviser of all "soft dollar" arrangements that the Sub-Adviser maintains with respect to the Portfolio Segment or with brokers or dealers which execute transactions for the Portfolio Segment. Prior to the commencement of the active management of the Portfolio Segment, and periodically thereafter, but not less often than annually, the Sub-Adviser shall provide the Adviser with a written description of all arrangements with third parties and other individuals, entities, brokers, or money management firms that have or may receive or share in the payment of fees for services in connection with securing or continuing this Agreement.

         Sub-Adviser also is authorized to aggregate purchase and sale orders for securities held (or to be held) in the Portfolio Segment with similar orders being made on the same day for other eligible client accounts or portfolios managed by Sub-Adviser. When an order is so aggregated: (a) the actual prices applicable to the aggregated transaction will be averaged and the Portfolio Segment and each other account or portfolio participating in the aggregated transaction shall be treated as having purchased or sold its portion of the securities at such average price, and (b) all transaction costs incurred in effecting the aggregated transaction shall be shared on a pro-rata basis among the accounts or portfolios (including the Portfolio Segment) participating in the

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transaction. Adviser recognizes that in some cases this procedure may adversely affect the size of the position obtainable for the Portfolio Segment.

         When recommending or effecting a transaction in a particular security or investment for more than one client account or portfolio (including the Portfolio Segment), Sub-Adviser may allocate such recommendations or transactions among all accounts and portfolios for whom the recommendation is made or transaction is effected on a basis that Sub-Adviser considers equitable.

6. Sub-Adviser's services under this Agreement are not exclusive. Sub-Adviser may provide the same or similar services to other clients. Adviser acknowledges that, except when transactions for multiple clients are aggregated, transactions in a specific security or other investment may not be recommended or executed at the same time or price for all client accounts or portfolios (including the Portfolio Segment) for which that security or investment is recommended or executed. This Agreement does not require Sub-Adviser to give priority to the Portfolio Segment over other client accounts or portfolios. Sub-Adviser shall for all purposes herein be deemed to be an independent contractor and shall, unless otherwise expressly provided or authorized, have no authority to act for or represent the Adviser, the Fund or the Portfolio or otherwise be deemed agents of the Adviser, the Fund or the Portfolio.

7. The Adviser delegates the Adviser's discretionary authority to exercise voting rights with respect to the securities and other investments in the Portfolio Segment to the Sub-Adviser. The Sub-Adviser shall exercise these voting rights unless and until the Adviser revokes this delegation. The Adviser may revoke this delegation at any time without cause. The Sub-Adviser shall maintain and preserve a record, in an easily-accessible place for a period of not less than three years, of the Sub-Adviser's voting procedures, and of the Sub-Adviser's actual votes, and shall supply this record to the Adviser, or any authorized representative of the Adviser, upon the written request of the Adviser or the Adviser's authorized representative, as appropriate.

8. Sub-Adviser or an affiliated person of Sub-Adviser may act as broker for the Portfolio in connection with the purchase or sale of securities or other investments for the Portfolio, subject to: (a) the requirement that Sub-Adviser seek to obtain best execution and price within the policy guidelines determined by the Fund's board of directors and set forth in the Fund's current registration statement; (b) the provisions of the Advisers Act; (c) the provisions of the Securities Exchange Act of 1934, as amended; and (d) other applicable provisions of law. Such brokerage services are not within the scope of the duties of Sub-Adviser under this Agreement. Subject to the requirements of applicable law and any procedures adopted by Fund's board of directors, Sub-Adviser or its affiliated persons may receive brokerage commissions, fees or other remuneration from the Portfolio or the Fund for such services in addition to Sub-Adviser's fees for services under this Agreement.

9. Nothing in this Agreement shall require Sub-Adviser to take or receive physical possession of cash, securities or other investments of the Portfolio Segment.


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10.      Sub-Adviser is registered with the U.S. Securities and Exchange
Commission under the Investment Advisers Act of 1940, as amended (the "Advisers Act"). Sub-Adviser shall remain so registered throughout the term of this Agreement and shall notify Adviser immediately if Sub-Adviser ceases to be so registered as an investment adviser.

11. Sub-Adviser: (a) is duly organized and validly existing under the laws of the State of New York with the power to own and possess its assets and carry on its business as it is now being conducted, (b) has the authority to enter into and perform the services contemplated by this Agreement, (c) is not prohibited by the Investment Company Act of 1940 (the "1940 Act") or the Advisers Act from performing the services contemplated by this Agreement, (d) has met, and will continue to seek to meet for the duration of this Agreement, any other applicable federal or state requirements, or the applicable requirements of any regulatory or industry self-regulatory agency, necessary to be met in order to perform the services this Agreement, and (e) will promptly notify Adviser of the occurrence of any event that would disqualify it from serving as an investment adviser to an investment company pursuant to Section 9(a) of the 1940 Act.

12. Adviser: (a) is duly organized and validly existing under the laws of the Commonwealth of Pennsylvania with the power to own and possess its assets and carry on its business as it is now being conducted, (b) has the authority to enter into and perform the services contemplated by this Agreement, (c) is not prohibited by the 1940 Act or the Advisers Act from performing the services contemplated by this Agreement, (d) has met, and will continue to seek to meet for the duration of this Agreement, any other applicable federal or state requirements, or the applicable requirements of any regulatory or industry self-regulatory agency, necessary to be met by Sub-Adviser in order to perform its services under this Agreement, and (e) will promptly notify Sub-Adviser of the occurrence of any event that would disqualify it from serving as an investment adviser to an investment company pursuant to Section 9(a) of the 1940 Act. Adviser represents that the Fund is (and during the term of this Agreement, will remain) registered as an open-end management investment company under the 1940 Act and that the shares of the Fund's stock representing an interest in the Portfolio are (and during the term of this Agreement will remain) registered under the Securities Act of 1933 and under any applicable state securities laws.

13. Sub-Adviser has adopted a written code of ethics complying with the requirements of Rule 17j-1 under the 1940 Act and will provide Adviser and the Fund with a copy of the Policy. Within 20 days of the end of each calendar quarter during which this Agreement remains in effect, the president or a vice president of Sub-Adviser shall certify to Adviser or the Fund that Sub-Adviser has complied with the requirements of Rule 17j-1 during the previous quarter and that there have been no violations of Policy or, if such a violation has occurred, that appropriate action has been taken in response to such violation.

14. For the services rendered, the facilities furnished and the expenses assumed by Sub-Adviser, Adviser shall pay Sub-Adviser at the end of each month a fee based on the average daily net assets of the Portfolio Segment at the following annual rates:

          0.60% of the first $10,000,000
          0.50% of the next $15,000,000

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          0.40% of the next $25,000,000
          0.30% of the next $50,000,000
          0.25% of the next $50,000,000
          0.225% of the next $50,000,000
          0.20% of the next $50,000,000
          0.175% of the next $50,000,000
               and
          0.15% of amounts in excess of $300,000,000

Sub-Adviser's fee shall be accrued daily at 1/365th of the applicable annual rate set forth above. For the purpose of accruing compensation, the net assets of the Portfolio Segment shall be determined in the manner and on the dates set forth in the current prospectus of the Fund, and, on days on which the net assets are not so determined, the net asset value computation to be used shall be as determined on the immediately preceding day on which the net assets were determined. In the event of termination of this Agreement, all compensation due through the date of termination will be calculated on a pro-rated basis through the date of termination and paid within thirty business days of the date of termination.

         During any period when the determination of net asset value is suspended, the net asset value of the Portfolio as of the last business day prior to such suspension shall for this purpose be deemed to be the net asset value at the close of each succeeding business day until it is again determined.

15. Sub-Adviser hereby undertakes and agrees to maintain, in the form and for the period required by Rule 31a-2 under the Investment Company Act of 1940, as amended, all records relating to the Portfolio Segment's investments that are required to be maintained by the Fund pursuant to the requirements of paragraphs
(b)(5), (b)(6), (b)(7), (b)(9), (b)(10) and (f) of Rule 31a-1 under the 1940
Act.

         Sub-Adviser agrees that all books and records which it maintains for the Portfolio or the Fund are the property of the Fund and further agrees to surrender promptly to the Adviser or the Fund any such books, records or information upon the Adviser's or the Fund's request (provided, however, that Sub-Adviser may retain copies of such records). All such books and records shall be made available, within five business days of a written request, to the Fund's accountants or auditors during regular business hours at Sub-Adviser's offices. Adviser and the Fund or either of their authorized representative shall have the right to copy any records in the possession of Sub-Adviser which pertain to the Portfolio or the Fund. Such books, records, information or reports shall be made available to properly authorized government representatives consistent with state and federal law and/or regulations. In the event of the termination of this Agreement, all such books, records or other information shall be returned to Adviser or the Fund. The Sub-Adviser agrees that the policies and procedures established by the Sub-Adviser for managing the Portfolio Segment, including, but not limited to, all policies and procedures designed to ensure compliance with federal and state regulations governing management and operation of the Portfolio, shall be made available for inspection by the Adviser and the Fund or either of their authorized representatives not less frequently than annually.


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16.      Sub-Adviser agrees that it will not disclose or use any records or confidential information obtained pursuant to this Agreement in any manner whatsoever except as authorized in this Agreement or specifically by Adviser or the Fund, or if such disclosure is required by federal or state regulatory authorities.

         Sub-Adviser may disclose the investment performance of the Portfolio and the Portfolio Segment, provided that such disclosure does not reveal the identity of the Adviser, the Portfolio or the Fund. Sub-Adviser may, however, disclose that Adviser, the Fund and the Portfolio are its clients, provided that such disclosure does not reveal the investment performance or the composition of the Portfolio Segment.

17. In the absence of willful misfeasance, bad faith or gross negligence on the part of Sub-Adviser or its officers, directors or employees, or reckless disregard by Sub-Adviser of its duties under this Agreement (together, "disabling conduct"), Sub-Adviser shall not be liable to Adviser, the Portfolio, the Fund or to any shareholder of the Portfolio for any act or omission in the course of, or connected with, rendering services hereunder or for any losses that may be sustained in the purchase, holding or sale of any security.

18. Sub-Adviser agrees to indemnify and defend Adviser, its officers, directors, partners, employees and any person who controls Adviser for any actual loss or expense (including reasonable attorney's fees) arising out of any claim, demand, action, suit or proceeding arising out of any actual material misstatement or omission in the Fund's registration statement, any proxy statement, or communication to current or prospective investors in the Portfolio relating to written disclosure or oral disclosure confirmed in writing by Sub-Adviser about Sub-Adviser provided to Adviser or the Fund by Sub-Adviser. In no event shall Sub-Adviser be responsible for any indirect, consequential or special damages.

19. Adviser agrees to indemnify and defend Sub-Adviser, its officers, directors, partners, employees and any person who controls Adviser for any actual loss or expense (including reasonable attorney's fees) arising out of any claim, demand, action, suit or proceeding arising out of any actual material misstatement or omission in the Fund's registration statement, any proxy statement, or other communication to current or prospective investors in the Portfolio (other than a misstatement or omission relating to disclosure about Sub-Adviser provided to Adviser or the Fund by Sub-Adviser). In no event shall Adviser be responsible for any indirect, consequential or special damages.

20. This Agreement shall not become effective unless and until it is approved by the board of directors of the Fund, including a majority of directors who are not parties to this Agreement or interested persons of any such party to this Agreement, and, to the extent required by law, a majority of the outstanding shares of the class of the Fund's stock representing an interest in the Portfolio. This Agreement shall come into full force and effect on the date which it is so approved. This Agreement shall continue in effect for two years and shall thereafter continue in effect from year to year so long as such continuance is specifically approved at least annually by (a) the board of directors of the Fund, or by the vote of a majority of the outstanding shares of the

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class of stock representing an interest in the Portfolio, and (b) a majority of those directors who are not parties to this Agreement or interested persons of any such party cast in person at a meeting called for the purpose of voting on such approval.

21. This Agreement may be terminated at any time without the payment of any penalty, by the Fund's board of directors, or by vote of a majority of the outstanding shares of the class of stock representing an interest in the Portfolio on sixty days written notice to the Adviser and Sub-Adviser, or by the Adviser, or by the Sub-Adviser, on sixty days written notice to the other. This Agreement shall automatically terminate in the event of its assignment or in the event of the termination of the investment advisory agreement between the Adviser and the Fund regarding the Adviser's management of the Portfolio.

22. This Agreement may be amended by the parties only if such amendment is specifically approved by (a) a majority of those directors who are not parties to this Agreement or interested persons of any such party cast in person at a meeting called for the purpose of voting on such approval, and, if required by applicable law, (b) the vote of a majority of outstanding shares of the class of the Fund's stock representing an interest in the Portfolio.

23. The terms "assignment", "affiliated person" and "interested person", when used in this Agreement, shall have the respective meanings specified in the 1940 Act. The term "majority of the outstanding shares of the class" means the lesser of (a) 67% or more of the shares of such class present at a meeting if more than 50% of such shares are present or represented by proxy or (b) more than 50% of the shares of such class.

24. This Agreement shall be construed in accordance with laws of the Commonwealth of Pennsylvania, and applicable provisions of the Advisers Act and 1940 Act.

25. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.


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         IN WITNESS WHEREOF, the parties hereto have executed and delivered this
Agreement as of the date first above written.

                                  Providentmutual Investment Management Company


                                  By:

                                  Title: President

ATTEST:


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                                   Sanford C. Bernstein & Company., Inc.


                                   By:
                                       ----------------------------------

                                   Title:
                                         --------------------------------

ATTEST:


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